UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 21, 2023

TENON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41364	45-5574718
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

104 Cooper Court
Los Gatos, CA	95032
(Address of principal executive offices)	(Zip Code)

(408) 649-5760

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TNON	The Nasdaq Stock Market LLC
Warrants	TNONW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Tenon Medical Inc. (the “Company”) convened its virtual Special Stockholders Meeting (the “Meeting”) on December 21, 2023 at 10:30 a.m. Pacific Time. A quorum was present for the Meeting.

At the Meeting, four proposals were submitted to the stockholders for approval as set forth in the definitive Proxy Statement as filed with the Securities and Exchange Commission on November 22, 2023. As of the record date, November 9, 2023, a total of 2,471,046 shares of common stock of the Company (“Common Stock”) were issued and outstanding and entitled to vote. The Common Stock constitutes all of the securities of the Company entitled to vote at the Meeting. The holders of record of 1,493,503 shares of Common Stock were present in person or represented by proxy at said meeting. Such amounts represented approximately 60.44% of the Common Stock entitled to vote at such meeting.

At the Meeting, the stockholders approved Proposals 1, 3 and 4 but did not approve Proposal 2. The votes on the proposals were cast as set forth below:

1. Proposal No. 1 – To consider and vote on a proposal to approve, for purposes of Nasdaq Listing Rule 5635(d) and Nasdaq Listing Rule 5635(b), the issuance of the maximum number of shares of our common stock issuable under the terms of Series A Preferred Stock and Warrants to be issued by the Company to investors;

For	Against	Abstain
938,808	35,310	11,668

2. Proposal No. 2 – To consider and vote on a proposal to approve an amendment (the “Blank Check Preferred Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to expressly vest in the Board of Directors of the Company (the “Board”) the authority to issue the preferred stock with powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof as the Board;

For	Against	Abstain
903,573	65,526	16,687

3. Proposal No. 3 – To consider and vote on a proposal to approve an amendment (the “Reverse Stock Split Amendment”) to the Certificate of Incorporation to provide for a reverse stock split (the “Reverse Stock Split”) of the Common Stock, that will be at a ratio ranging from one for two (1:2) to one for fifty (1:50) (the “Split Ratio Range”), the final determination of which shall be determined by the Board; and

For	Against	Abstain
1,378,827	114,415	5,261

4. Proposal No. 4 – To consider and vote on the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies.

For	Against	Abstain
1,356,229	127,140	10,132

Item 8.01 Other Events.

On December 22, 2023, Tenon Medical Inc. (the “Company”) announced that the Company’s Special Meeting of Stockholders, originally scheduled held on December 21, 2023, at 10:30 a.m. Pacific Time, has been adjourned to allow for additional time for stockholders to vote on Proposal 2, the approval of an amendment to the Certificate of Incorporation. The meeting has been scheduled to reconvene on January 8, 2024, at 1:30 p.m., Pacific Time, in virtual-only format at https://www.viewproxy.com/tenonmedicalsm/2023/HTYPE.ASP.

During the period of the adjournment, the Company will continue to solicit proxies from its stockholders with respect to Proposal 2 set forth in the Company’s proxy statement. The approval needed for Proposal 2 is the majority of outstanding shares of Common Stock of the Company.

A copy of the Company’s press release dated December 22, 2023, titled “Tenon Medical, Inc. Announces Adjournment of Special Meeting of Stockholders.” is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated as of December 22, 2023
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2023	TENON MEDICAL, INC.

	By:	/s/ Steven M. Foster
	Name:	Steven M. Foster
	Title:	Chief Executive Officer and President

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